Exhibit 14

                          INDEPENDENT AUDITORS' CONSENT


The Boards of Directors
Pilgrim Investment Funds, Inc. and Pilgrim Advisory Funds, Inc:

We consent to the use of our report, as it relates to the Pilgrim MagnaCap Fund, Pilgrim LargeCap Leaders Fund, and Pilgrim MidCap Value Fund, incorporated herein by reference and to the reference to our firm under the heading "Financial Highlights" in the proxy statement/prospectus.

                                                 /s/ KPMG LLP

Los Angeles, California
November 27, 2000